CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and LEWIS DAIDONE, Chief Administrative Officer of Smith Barney International Large Cap Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



Chief Executive Officer                           Chief Administrative Officer
Smith Barney International                        Smith Barney International
Large Cap Fund                                    Large Cap Fund




/s/ R. JAY GERKEN                                    /s/ LEWIS E. DAIDONE
---------------------------                          --------------------
R. Jay Gerken                                        LEWIS E. DAIDONE
Date: 8/14/03                                        Date: 8/14/03


This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.